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                                                     EXHIBIT (d)(1)(D)


                      ADDENDUM TO MANAGEMENT AGREEMENT

    The Management Agreement (the "Agreement") between The GCG Trust
(the "Trust"), a Massachusetts business trust having its principal place of business at 1475 Dunwoody Drive, West Chester, PA 19380, and Directed Services, Inc. ("DSI" or the "Manager"), a New York corporation having its principal place of business at 1475 Dunwoody Drive, West Chester, PA 19380, dated October 24, 1997 is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is dated as of the 17th day of August 1999.

                                 WITNESSETH
                                 ----------

    WHEREAS, the Trust is authorized to issue an unlimited number of shares of beneficial interest in separate series, each such series representing interests in a separate portfolio of securities and other assets; and

    WHEREAS, the Trust currently offers shares in multiple series, may offer shares of additional series in the future, and intends to offer shares of additional series in the future; and

    WHEREAS, the Trust has establihed three new series designated as the Investors Series, All Cap Series and the Large Cap Growth Series; and

    WHEREAS, the Trust desires to appoint DSI as Manager for Large Cap Growth Series, Investors Series, and the All Cap Series, under the provisions set forth in the Agreement and in this Addendum to the agreemnt; and

    WHEREAS, the Manager is willing to accept such appointment.

    NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

              1. In addition to its responsibilities as specified in the
                 Agreement, the Trust hereby appoints DSI to act as Manager with respect to the Large Cap Growth Series, All Cap Series and the Investors Series which, together with all other Series previously established and listed on Schedule A to the Agreement, shall be Series under the Agreement as provided in paragraph one (1), subject to the terms and conditions as specified in the Agreement, including paragraph nine (9), "Compensation".

              2. Schedule A to the Agreement shall be replaced with a new
                 Schedule A, a form of which is attached hereto.

              3. Schedule B to the Agreement ("Compensation for Services to
                 Series") shall be replaced with a new Schedule B, a form of which is attached hereto.


    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                              THE GCG TRUST


/s/ Myles R. Tashman                         By: /s/ Barnett Chernow
------------------------                        -------------------------
 Attest                                           Barnett Chernow

 Secretary                                Title: Vice President
------------------------                        -------------------------
 Title
                                              DIRECTED SERVICES, INC.

/s/ Myles R. Tashman                         By: /s/ Barnett Chernow
------------------------                        -------------------------
 Attest                                           Barnett Chernow

Executive Vice President                  Title: Executive Vice President
------------------------                        -------------------------
 Title






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                               SCHEDULE A

   The Series of The GCG Trust, as described in the attached Management Agreement, to which Directed Services, Inc. shall act as Manager are as follows:


                    Equity Income Series
                    Fully Managed Series
                    Limited Maturity Bond Series
                    Hard Assets Series
                    Real Estate Series
                    All-Growth Series
                    Liquid Asset Series
                    Capital Appreciation Series
                    Rising Dividends Series
                    Emerging Markets Series
                    Market Manager Series
                    Value Equity Series
                    Strategic Equity Series
                    Small Cap Series
                    Mid-Cap Growth Series
                    Total Return Series
                    Research Series
                    Capital Growth Series
                    Growth Series
                    Global Fixed Income Series
                    Growth Opportunities Series
                    Developing World Series
                    International Equity Series
                    Large Cap Value Series
                    All Cap Series
                    Investors Series
                    Large Cap Growth Series


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                           SCHEDULE B

               COMPENSATION FOR SERVICES TO SERIES

    For the services provided by Directed Services, Inc. (the "Manager") to the following Series of The GCG Trust (the "Trust"), pursuant to the attached Management Agreement, the Trust will pay the Manager a fee, payable monthly for each Series, based on the average daily net assets of the Series at the following annual rates of the average daily net assets of the Series.

SERIES                                   RATE
------                                   ----

Equity Income, Fully Managed,         1.00% of first $750 million;
Hard Assets, Real Estate,             0.95% of next $1.250 billion;
All-Growth, Capital Appreciation,     0.90% of next $1.5 billion; and
Rising Dividends, Value Equity,       0.85% of amount in excess of $3.5 billion
Strategic Equity, and Small
Cap Series:

Limited Maturity Bond and             0.60% of first $200 million;
Liquid Asset Series:                  0.55% of next $300 million; and
                                      0.50% of amount in excess of $500 million

Emerging Markets and                  1.75% of average daily net assets
Developing World Series:

Market Manager Series:                1.00% of average daily net assets

Managed Global Series:                1.25% of the first $500 million; and
                                      1.05% on the amount in excess

Capital Growth, Growth,               1.15% of first $250 million;
and Growth Opportunities Series:      1.10% of next $400 million;
                                      1.00% of next $450 million; and
                                      0.95% of amount in excess of $1.1 billion

Mid-Cap Growth, Total Return,         1.00% of first $250 million
and Research Series:                  0.95% of next $400 million
                                      0.90% of next $450 million; and
                                      0.85% of amount in excess of $1.1 billion

Global Fixed Income Series:           1.60%



Investors Series                      1.00% of first $500 million;
and All Cap Series                     .95% of next $250 million;
Combined:                              .90% of next $500 million;
                                       .85% thereafter


Large Cap Value Series:               1.00% of first $500 million
                                       .95% of next $250 million
                                       .90% of next $500 million
                                       .85% thereafter


Large Cap Growth Series:              1.00% of first $500 million
                                       .95% of next $250 million
                                       .90% of next $500 million
                                       .85% thereafter


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